UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2026

DIGITAL BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-40400	46-1942864
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Texas Ave, Suite 250, Round Rock, TX	78664
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (720) 937-9286

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 29, 2026, Digital Brands Group, Inc. (the “Company”) received a written notice of default (the “Notice”) from Shakawe Capital LLC (the “Holder”), the holder of the Company’s unsecured convertible promissory note in the principal amount of $3,529,412 issued on July 23, 2026 (the “Note”) pursuant to the Securities Purchase Agreement dated July 23, 2026 (the “Purchase Agreement”), as previously reported in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 24, 2026 (the “Prior Form 8-K”). In the Notice, the Holder asserted that Events of Default had occurred under the Note based on the Company’s alleged (i) failure to make a scheduled partial payment of $1,000,000 that was due on October 23, 2026 pursuant to the repayment schedule under the Note, and (ii) failure to file a registration statement by August 7, 2026, the Filing Date required under the Registration Rights Agreement entered into in connection with the Purchase Agreement (the “Registration Rights Agreement”). Capitalized terms not defined under this Item 2.04 have the meanings ascribed to them in the Note or the Registration Rights Agreement, as applicable.

In the Notice, the Holder asserted that, pursuant to Sections 2.1 and 2.2 of the Note, the Note is immediately due and payable in full at the Mandatory Default Amount, equal to 120% of outstanding principal, accrued interest and other amounts owing, plus additional amounts, including liquidated damages under the Registration Rights Agreement, arising from the alleged failure to timely file the registration statement and to repay the Note when due. The Note bears default interest of 20% per annum on amounts not paid when due. During an Event of Default, the Holder may convert the Note at the default conversion price, which is the greater of 90% of the lowest closing price in the prior five trading days and the floor price, subject to the beneficial ownership limitations and the Nasdaq 19.99% cap. The Notice states that there is no cure period under the Note and that the default is effective immediately, and that, unless the Holder receives an acceptable proposal for an extension by the end of the day on October 29, 2026, the Holder intends to engage counsel and commence legal proceedings against the Company.

The Company disputes certain of the assertions in the Notice and is evaluating potential resolution alternatives, including engaging with the Holder regarding a consensual resolution or extension, while preserving all rights, remedies and defenses available to the Company under the transaction documents and applicable law. No assurance can be given that the Company will reach an agreement with the Holder on acceptable terms or at all, or as to the timing or outcome of this matter. An acceleration of the Note, or any legal proceedings commenced by the Holder, could have a material adverse effect on the Company’s liquidity, financial condition and results of operations.

The foregoing description of the Note and the Registration Rights Agreement is qualified in its entirety by reference to the full text of such documents, copies of which were filed as Exhibits 10.2 and 10.4, respectively, to the Prior Form 8-K and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: October 30, 2026	By:	/s/ John Hilburn Davis IV
John Hilburn Davis IV
President and Chief Executive Officer